UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2022

Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE,
Atlanta,	Georgia	30309
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock	IVR PrB	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVR PrC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 17, 2022, representatives of Invesco Mortgage Capital Inc. (the “Company”) will make presentations to investors and provide the following preliminary financial information as of November 10, 2022, including updates on the Company’s portfolio, liquidity and book value. The below estimates are subject to change.

Portfolio and Liquidity Update as of November 10, 2022

•Total investment portfolio of $4.5 billion, including $4.1 billion of Agency residential mortgage-backed securities (“Agency RMBS”) and $399.9 million of to-be-announced securities forward contracts (“TBAs”)(1)
•Unrestricted cash and unencumbered investments totaling approximately $457.0 million
•Debt-to-equity ratio estimated to be 4.4x
•Economic debt-to-equity ratio(2) estimated to be 4.9x

Book Value as of November 10, 2022

•Book value per common share(3) estimated to be in the range of $13.39 to $13.93 as of November 10, 2022

(1)Represents the implied cost basis of TBAs that are accounted for as derivative financial instruments under U.S. Generally Accepted Accounting Principles (“GAAP”).
(2)Economic debt-to-equity ratio is a non-GAAP financial measure calculated as the ratio of total repurchase agreements ($3.5 billion as of November 10, 2022) and TBAs at implied cost basis ($399.9 million as of November 10, 2022) to total stockholders' equity ($793 million as of November 10, 2022).
(3)Book value per common share is calculated as (i) total equity less the liquidation preference of outstanding Series B Preferred Stock ($113.4 million) and Series C Preferred Stock ($195.4 million), divided by (ii) total shares of common stock outstanding of 35.5 million as of November 10, 2022.

The preliminary financial information set forth above reflects the Company's estimates with respect to such information, based on information currently available to management, and may vary from the Company's actual financial results as of and for the periods noted above. Further, these estimates are not a comprehensive statement or estimate of the Company's financial results or financial condition. These estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP, and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, a reader should not place undue reliance on these estimates.

These estimates, which are the responsibility of the Company's management, were prepared by the Company's management and are based upon a number of assumptions. Additional items that may require adjustments to these estimates may be identified and could result in material changes to these estimates. These estimates are inherently uncertain and the Company undertakes no obligation to update this information. The preliminary financial data included herein has been prepared by, and is the responsibility of, the Company's management. PricewaterhouseCoopers LLP ("PwC") has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PwC does not express an opinion or any other form of assurance with respect thereto.

This information in this Report may include statements and information that constitute "forward-looking statements" within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include any statements other than statements of historical fact. The words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ R. Lee Phegley, Jr.
R. Lee Phegley, Jr.
Chief Financial Officer

Date: November 14, 2022